                         DEFERRED COMPENSATION AGREEMENT


         AGREEMENT made this _________ day of _____________________, 20__ by and between EXTENDICARE HEALTH SERVICES, INC., a Delaware corporation, with offices at 111 West Michigan Street, Milwaukee, Wisconsin 53203 (hereinafter, inclusive of its direct and indirect subsidiaries, the "Corporation"), and ___________________________________________________ (hereinafter referred to as the "Participant").

                                   WITNESSETH:

                  WHEREAS, an employment relationship does exist between the Corporation and the Participant; and

                  WHEREAS, the Corporation desires to enter into a Deferred Compensation Agreement with the Participant, so as to further the long-term growth and earnings of the Corporation by offering long-term incentives in addition to current compensation to those management or highly compensated employees of the Corporation who are or will be largely responsible for such growth;

                  NOW, THEREFORE, in consideration of the premises and covenants and agreements herein set forth, and for other good, valuable and sufficient consideration, receipt of which is hereby acknowledged, the Corporation and the Participant covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1 "Deferred Compensation Account" means a book reserve established by the Corporation in the name of the Participant to which funds will be credited as provided for in this Agreement.

Section 1.2 "Deferred Compensation Committee" means those individuals, whose numbers shall be no fewer than three (3), which shall be selected by the Corporation to administer the provisions of this agreement on its behalf. In the event that the individual covered by this agreement is also a member of the Deferred Compensation Committee, such individual will not participate on behalf of the corporation in administering the provisions of this agreement.


Section 1.3 "Plan" means this Deferred Compensation Agreement as it may be amended from time to time (hereinafter sometimes the "Agreement").



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Section 1.4 "Total and Permanent Disability" means that Participant is found, on the basis of a written medical opinion, furnished by a licensed physician appointed by the corporation, to be incapable of engaging in the participant's regular occupation with the Corporation at the location where the Participant last worked, and that, to a reasonable medical probability, such incapacity will continue to exist during the remainder of the Participant's life.

                                   ARTICLE II

                          DEFERRED COMPENSATION ACCOUNT

Section 2.1 The Participant shall hereinafter be entitled to designate for deferral up to ten percent (10%) of the Participant's base salary for services rendered after the execution of this Agreement. Such deferred salary shall be credited to the Deferred Compensation Account.

Section 2.2 The Corporation agrees to contribute to the deferred Compensation Account an amount equal to fifty percent (50%) of the Participant's Deferred Compensation contribution, subject to the investing provisions set forth in
Article III hereof. Corporate Contributions shall be credited to the Deferred Compensation Account as the Participant's Contributions are credited to the Deferred Compensation Account.

Section 2.3 All funds credited to the Deferred Compensation Account shall be increased by an amount equal to the interest that would have been earned on funds represented by the Deferred Compensation Account credited monthly on the last day of each month (based on each month's average of the Prime Interest Rate of the First Wisconsin National Bank of Milwaukee applied to the average Deferred Compensation account balance each month).

                                   ARTICLE III

                                     VESTING

Section 3.1 The right of the Participant or any other person to payment of deferred compensation from funds credited to the Deferred Compensation Account as a result of the Corporation's contributions, and increased on that portion of the Deferred Compensation Account created by the Corporation's contribution pursuant to Article II, Section 2.2 are subject to the vesting provisions of this Article.

Section 3.2 While the Corporation's contributions shall be credited to the Deferred Compensation account as shall the interest factor thereon, such contributions and the interest factor thereon shall not begin vesting until this Agreement has been in full force and effect for two (2) continuous years without suspension of the Participant from the Plan as herein provided for.

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Section 3.3 The Participant's right to the attainment of that portion of the
Deferred Compensation represented by Corporation's contributions shall vest as follows:







               Completed Years
                of Continuous
               Employment With
               The Corporation
                 From Date of                           Percentage
                This Agreement                            Vested
                --------------                            ------

                      2                                   10%

                      3                                   25%

                      4                                   40%

                      5                                   55%

                      6                                   70%

                      7                                   85%

                      8                                  100%



Section 3.4 Notwithstanding the above, if the Participant's employment is terminated by reason of Participant's death or Total and Permanent Disability, the Participant or the Participant's beneficiary, shall be entitled to receive the entire amount of the Deferred Compensation Account otherwise payable according to the terms hereof, including all of the funds contributed by the Corporation pursuant to Article II, Section 2.2 hereof, and the interest factor thereon.

Section 3.5 For purposes of meeting the vesting criteria set forth above, the Participant shall be credited with continuous employment time during any excused periods of absence from employment taken with the advanced approval of the Corporation if, during such periods the Participant does not work for Services of the United States of America and the Participant returns to the Participant's employment with the Corporation immediately after termination of such military service.

                                   ARTICLE IV

                        PAYMENT OF DEFERRED COMPENSATION


Section 4.1 In the event that employment of the Participant with the Corporation is terminated for any reason, including retirement, death or Total and Permanent Disability, the Company shall pay to the Participant or the Participant's beneficiary upon written notice to the Corporation, from the Deferred Compensation Account:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                    ARTICLE V

                             BENEFICIARY DESIGNATION


Section 5.1 The beneficiary referred to in this Agreement may be designated or changed (meaning the alternate beneficiary, if the beneficiary dies before the Participant) by the Participant, without the consent of any prior beneficiary, on a form to be provided by the Corporation, and delivered to the Corporation by the Participant before the Participant's death. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Participant, payments due hereunder shall be payable to the Participant's estate or according to the applicable laws of descent and distribution.

Section 5.2 If any beneficiary designated pursuant to the terms of this Agreement shall pass away within twenty-four (24) hours immediately following the death of the Participant, all benefits payable under this Agreement shall be paid as if such beneficiary had died prior to the Participant.

                                   ARTICLE VI

                                     FUNDING

Section 6.1 Title to and beneficial ownership of any assets, whether cash or investments, which the Corporation may designate to pay the Deferred Compensation account shall at all times remain in the Corporation, and the Participant and the Participant's designated beneficiary shall not have any property interests whatsoever in any of the specific assets of the Corporation. Subject to the other provisions of this Article, the Corporation's obligation under this Agreement shall be an unfunded and unsecured promise to pay. The Corporation shall not be obligated under any circumstances to fund its obligations under this Agreement, but the Corporation may, in its sole and exclusive discretion, elect to fund all or any portion of the Deferred Compensation Account. If the Corporation shall elect such funding the manner and continuance of same shall be determined in the sole and absolute discretion of the Corporation. The Corporation may also determine to provide for funding of the Deferred Compensation Account issuing same and the amounts thereof, shall be determined in the sole and absolute discretion of the Corporation. In the event of use of life insurance, the Participant hereby agrees to submit to whatever medical examinations may be required, and the Participant further agrees to supply by the insurance company(ies) to whom the Corporation applies for such insurance. Such policies of insurance may also be canceled at any time, for any reason, in the sole and absolute discretion of the Corporation.

                                   ARTICLE VII

                         SUSPENSION AND WITHDRAWAL FROM

                                    THE PLAN

Section 7.1 The Participant may request in writing to the Deferred Compensation Committee that all or a portion of the vested balances in the Participant's Deferred Compensation Account contributed by the Participant including interest thereon, may be withdrawn from the Deferred Compensation Account in the event of "hardship" being demonstrated by the Participant. Hardship is construed to mean unforeseen events or circumstances arising subsequent to the date of this agreement that could result in an adverse affect on the overall well being of the Participant or the Participant's immediate family that could be alleviated by virtue of having such amounts available to the Participant. The decision as to whether the hardship request will be approved will be evaluated by the Deferred Compensation Committee taking into consideration both the Participant's request and the Corporation's financial situation before deciding on whether or not to approve such payment.

Section 7.2 In the event of a withdrawal under the provisions of Section 7.1, the Participant shall be deemed to be suspended from plan eligibility for a period of one (1) year. During such suspension period, the Participant's Deferred Compensation Account shall not be credited with any additional contributions from the Corporation, and the Participant may not make any contributions to the Deferred Compensation Account; however, interest shall continue to accrue on the remaining balance.


Section 7.3 In the event that a withdrawal from the Deferred Compensation Account is made as provided in this Article, the Corporation shall make payment to the Participant within three (3) business days after receipt of notice of approval from the Deferred Compensation Committee.

                                  ARTICLE VIII

                                   ARBITRATION

Section 8.1 Any controversy or claim arising out of or relating to this Agreement and any amendments thereto, or the breach thereof, shall be settled by arbitration in the city of Milwaukee, Wisconsin, in accordance with The Wisconsin Arbitration Act, Chapter 788, Wis. Stats. The arbitration panel shall consist of one (1) member selected by the Participant or the Participant's beneficiary, another selected by the corporation, and a third member selected by the first two appointed members. A judgement upon the arbitration award may be entered by the Circuit Court in and for Milwaukee County, Wisconsin.

                                   ARTICLE IX

                         NON-TRANSFERABILITY OF INTEREST

Section 9.1 This Agreement, and the parties rights and obligations hereunder, shall be binding upon and inure to be the benefit of their successors, assigns, personal representatives, heirs, and beneficiaries. Neither the Participant, nor any other person entitled to payments pursuant to this Agreement, shall have any right to commute, encumber, pledge, hypothecate, sell or otherwise transfer any of such Participant's or beneficiaries' rights or interests under this Agreement, except as expressly provided for, without the express prior written consent of the Corporation, which consent may in the Corporation's sole and absolute discretion be withheld.


                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.1 Any contribution of the Corporation to the Deferred Compensation Account shall not be deemed salary or other compensation to the Participant for the purpose of computing the benefits to which the Participant may be entitled under any pension plan or other arrangement of the Corporation for the benefit of the Participant, nor shall any Participant's deferred amount serve to reduce base compensation for such purpose.

Section 10.2 The benefits payable under this Agreement shall be independent of, and in addition to, any other benefits or compensation, whether by salary, bonus or otherwise, payable under any employment agreements that now exist or may hereafter exist between the Corporation and the Participant. This Agreement does not involve a reduction in salary or the foregoing of any increase of future salary by the Participant, nor shall this Agreement in any way affect or reduce any existing compensation or other benefits of the Participant.

Section 10.3 This Agreement shall not be deemed to constitute a contract of employment, express or implied, between the parties hereto, nor shall any provision hereof restrict the right of the Corporation to discharge the Participant for cause or any other reason; nor shall this Agreement restrict the right of the Participant to terminate Participant's employment with the Corporation.

Section 10.4 Notices hereunder shall be given in writing and sent by U.S. mail, postage prepaid, return receipt requested, and addressed to the respective party or beneficiary at the address first given above, or otherwise given in writing to the party giving the Notice.

Section 10.5 The terms of this Agreement shall be construed in accordance with and governed by the laws of the State of Wisconsin.

Section 10.6 The provisions in this Agreement providing for further contributions of the corporation to the Deferred Compensation Account or for deferral of further income of the Participant may be revoked or amended at any time from that time forward but only by written notice of the Corporation to the Participant.

Section 10.7 This Agreement may be executed in counterpart by each of the parties, and when so executed by each of the parties, it shall be deemed to be the Agreement of the parties, and such counterparts shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, the Corporation having signed same by a duly authorized officer thereof, all as of the day and year first written above.



                                            CORPORATION: EXTENDICARE HEALTH
                                            SERVICES, INC.

Witness  _____________________              By  ________________________________
                                                                  Vice President
Witness  _____________________
                                            PARTICIPANT:  ______________________

Witness  _____________________

Witness  _____________________

                          BENEFICIARY DESIGNATION FORM

The following beneficiary and alternative beneficiary are hereby designated by the undersigned Participant to receive such payments as may be due on or following the death of such Participant pursuant to a Deferred Compensation Agreement dated ______________________, 20___, between the Participant and Extendicare Health Services, Inc.

                       Primary Beneficiary:_____________________________________
                                                                            Name

                                           _____________________________________
                                                                    Relationship

                                           _____________________________________
                                                                         Address


                       Alternate Beneficiary:___________________________________
                                                                            Name

                                            ____________________________________
                                                                    Relationship

                                            ____________________________________
                                                                         Address

The primary beneficiary and alternate beneficiary named above are hereby designated as primary and alternate beneficiary pursuant to the above-referenced Deferred Compensation Agreement. In the event that the primary beneficiary (if a person, as opposed to my estate or trustee) has passed away prior to my death, then, and only in such event, my alternate beneficiary shall be entitled to the benefit of the provisions of such Deferred Compensation Agreement.



                                                Dated:_________________, 20_____
Witness  ________________________

Witness  ________________________


                                                ________________________________
                                                                     Participant

Receipt Acknowledged this ________
day of __________________, 20____.

EXTENDICARE HEALTH SERVICES, INC.

By  _____________________________

     Its _________________________

                      DEFERRED COMPENSATION PAYMENT OPTIONS

         The following payment options are available to individuals participating in a deferred compensation agreement with the Company. One of these options must be selected at the time of entering into a deferred compensation agreement.

(1) A single distribution within thirty (30) days of termination of employment of the Participant with the Company; or

(2) Five (5) annual installments each equal to one-fifth (1/5) of the total value of the Deferred Compensation Account with the first of such installments to be paid on the first day of the first month following the Participant's termination date. The interest factor provided for in article II, Section 2.3 shall continue to accrue on the balance remaining in the Deferred compensation Account from time to time, and the total amount payable to the Participant annually shall be pro-ratably increased annually by the appreciation in the Deferred Compensation Account due to the accrued interest factor; or

(3) Ten (10) annual installments each equal to one-tenth (1/10) of the total value of the Deferred Compensation Account with the first of such installments to be paid on the first day of the first month following the Participant's termination date. The interest factor provided for in
         Article II, Section 2.3 shall continue to accrue on the balance remaining in the Deferred Compensation Account from time to time, and the total amount payable to the Participant annually shall be pro-ratably increased annually by the appreciation in the Deferred Compensation 'Account due to the accrued interest factor; or

(4) Twenty (20) annual installments each equal to one-twentieth (1/20) of the total value of the Deferred Compensation Account with the first of such installments to be paid on the first day of the first month following the Participant's termination date. The interest factor provided for in Article II, Section 2.3 shall continue to accrue on the balance remaining in the Deferred Compensation Account from time to time, and the total amount payable to the Participant annually shall be pro-ratably increased annually by the appreciation in the Deferred Compensation Account due to the accrued interest factor.



[NOTE: The option selected by Participant is to be included in Article IV,
Section 4.1 of the Plan.]

                        EXTENDICARE HEALTH SERVICES, INC.

                       DEFERRED COMPENSATION AUTHORIZATION


********************************************************************************

                   Name:  _____________________________________

                 Address: _____________________________________

                          _____________________________________

                          _____________________________________


********************************************************************************



I wish to participate in the Deferred Compensation Program offered by Extendicare Health Services, Inc. Please defer __________% (please indicate the percent to be deferred, not to exceed 10%) of my base salary on a:


      Please circle one:                Semi-Monthly Basis         Monthly Basis

      Other (Specify) __________________________________________



I understand that I am able to defer up to and including 10% of my base salary.




__________________________________          ______________________
Signature                                   Date